Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EPL Oil & Gas, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-191912, 333-162185, and 333-175569) and Form S-3 (No. 333-188501) of EPL Oil & Gas, Inc. of our report dated October 12, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
October 12, 2015